                                                                  EXHIBIT 21.1


                          K-Tron International, Inc.
                             List of Subsidiaries*

                                                   State or Jurisdiction
Name of Subsidiary                                 of Incorporation
------------------                                 ----------------
K-Tron Investment Co.............................. Delaware
     Hurricane Pneumatic Conveying Inc............ Canada
     K-Tron America, Inc.......................... Delaware
     K-Tron (Switzerland) Ltd..................... Switzerland
           K-Tron Asia Pacific Pte Ltd............ Singapore
                  K-Tron Asia Pacific Pte......... Singapore
           K-Tron Deutschland GmbH................ Germany
           K-Tron France S.a.r.l.................. France
           K-Tron Great Britain Ltd............... England
K-Tron Technologies, Inc.......................... Delaware

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*    Pursuant to applicable Securities and Exchange Commission regulations, the
     Registrant has omitted those subsidiaries which when considered in the aggregate as a single subsidiary, would not have been considered a significant subsidiary as of the end of fiscal year 1997.